Exhibit 99.1

eXp Realty ™ The Agent - Owned Cloud Brokerage ™ 1 2 3 4 5 6

Important Cautionary Statement

This presentation contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements, including without limitation, those regarding activities, events, financial results or developments that we intend, plan, expect, believe, project, forecast or anticipate will or may occur in the future. Examples of forward-looking statements include, but are not limited to, statements we make regarding the potential size of the market for our products, impacts of future legislation and regulatory action, forecasts of future performance, financial condition and results of operations, plans to expand to other markets, development of new technologies, potential acquisitions and the possibility of up-listing or cross-listing our equity securities. These statements reflect our management's current views with respect to future events, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Further, forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such assumptions and assessments are made in light of our experience and perception of historical trends, current conditions and expected future results. These statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of our control and difficult to forecast which may cause actual results to differ materially from those that may be described or implied herein. Such factors include but are not limited to: general economic conditions; competitive factors; political, economic, and regulatory changes affecting the real estate industry and various other factors, both referenced and not referenced above, and other factors that are described in our filings with the Securities and Exchange Commission (the "Commission"), including our periodic reports on Forms 10-K and 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those set forth in this presentation. You should not place undue reliance on any forward-looking statements and are advised to carefully review and consider the various disclosures in our filings with the Commission. Except as required by law, we neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this financial outlook. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Excluding the information from sources indicated, the content of this presentation is copyright 2016 eXp World Holdings Inc. All Rights Reserved.

The corporate name change to "eXp World Holdings, Inc." has been approved by our Board and stockholders but is not yet effective, pending the mailing of a definitive information statement to our stockholders in accordance with applicable rules and a 20-day notice period thereafter.

eXp Realty International Corp is now

Embracing the Cloud to Transform Business, Ownership and Collaboration

Introducing:

eXp Realty The Agent - Owned Cloud Brokerage™

eXp Realty ™ The Agent - Owned Cloud Brokerage ™

Quarterly Agent Count
Actual
Projected
1500
1000
eXp Realty LLC Launches in Bellingham Washington
Jason Gesing Joins and Launches eXp Realty in MA
Swanepoel Trends First Recognizes eXp Realty as Up and Coming Model
Inman News Recognizes eXp Realty as Innovator of the Year Finalist
Inman News Recognizes Glenn Sanford as 100 Most Influential in RE
*Swanepoel Trends Recognizes eXp Realty as Best and Largest Example of Cloud Brokerage
*Sanford Named to RE Most Powerful List
Merger Announced with Desert Canadians
*Merger Completed
*Atlanta Georgia Launch
Shares of EXPI Begin to Actively Trade on the OTCQB
Agent Ownership Initiative
Calgary Alberta Launch
*Icon Agent Program
*Brad Anderson Joins Executive Team
*New Cloud-Campus
*Gene Frederick Joins in Austin TX
*Direct Purchase Program
* REALTOR Mag Feature
*First Cloud Mortgage Inc.
*Fastest Growing Brokerage in Austin
*Hawaii Launch (31st State)
Q2 2010
Q4 2010
Q2 2011
Q4 2011
Q2 2012
Q4 2012
Q2 2013
Q4 2013
Q2 2014
Q4 2014
Q2 2015
Q4 2015
Q2 2016*
Q...

+103 Over 1103 Agents are now with eXp Realty. In the Month of March Alone we Added 103 Agents or an increase over over 10% in 1 Month. Since the Beginning of the Year we have grown 29% . This represents the Fastest Growth in the Company’s History!

Open Arizona Open California Open New Mexico Open Texas Pending Georgia Pending Virginia

Social Responsibility

Operations

2016 Is About Streamlining Operations Our Biggest Challenge is to Build The Infrastructure That Will Support The Overall Growth of the Enterprise.

General Approach - Agile (“Scrum”) ● Plan work for short “sprints” (2 - 3 weeks) ● Self organizing teams ● Deliver value to the Customer each sprint ● Demo ● Retrospective ● Focus on Continuous Improvement

http://eXpEnterprise.com

Enterprise App Roadmap ✓ Joining Process ✓ Agent Directory ● Revenue Sharing ● Transactions ● E - Sign & Forms ● Agent Dashboard ● Integrating Systems ● ...

Finance

Scalability

People ● Specializations Processes ● Remap current workflows, roles, and automation Systems ● Intacct and eXpEnterprise

Life on Campus Majoring in the Humanities

Listening To: ● The Future (Where We Are Going to Live) ● The Market (Where We Live Now) ● Our Agents ● Our Brokers ● Our Loan Officers ● Our Staff ● Our Shareholders

Other NPS Users Apple * TD Bank Costco * Facebook JetBlue Verizon Uber Netflix *SATMETRIX Award Winner 2012 and 2015 respectively

WSRP